Exhibit 99.1

Mammoth Energy Services, Inc. Announces
Second Quarter 2020 Operational and Financial Results

OKLAHOMA CITY, OKLAHOMA, July 30, 2020 - Mammoth Energy Services, Inc. (“Mammoth” or the “Company”) (NASDAQ: TUSK) today reported financial and operational results for the second quarter ended June 30, 2020.

Financial Highlights for the Second Quarter 2020:

Total revenue was $60.1 million for the three months ended June 30, 2020, down 38% from $97.4 million for the three months ended March 31, 2020 and down 67% from $181.8 million for the three months ended June 30, 2019.

Net loss for the three months ended June 30, 2020 was $15.2 million, or $0.33 per fully diluted share, as compared to net loss of $84.0 million, or $1.85 per fully diluted share, for the three months ended March 31, 2020 and net loss of $10.9 million, or $0.24 per fully diluted share, for the three months ended June 30, 2019.

Adjusted EBITDA (as defined and reconciled below) was $6.9 million for the three months ended June 30, 2020, as compared to $13.5 million for the three months ended March 31, 2020 and $8.6 million for the three months ended June 30, 2019.

Arty Straehla, Mammoth's Chief Executive Officer, stated, “The second quarter of 2020 saw the release of a very important report prepared by the Rand Corporation for the U.S. Department of Homeland Security. The report was prepared at the request of the Federal Emergency Management Agency to assess the reasonableness of our subsidiary Cobra’s Master Service Agreement with the Puerto Rico Electric Power Authority (“PREPA”) for repairs to PREPA's electrical grid following Hurricane Maria. This detailed 77-page report found, among other things, that the selection of Cobra was reasonable, that PREPA adhered to procurement statutes and policies in awarding the contract to Cobra and that Cobra’s rates were reasonable. We believe these are important data points as we continue to pursue payment from PREPA for the quality work performed by our team.”

“In looking at our financial results, it is clear that our infrastructure services segment has turned a corner with gross margin increasing to 17% during the second quarter of 2020 and Adjusted EBITDA in this segment growing nearly 50% quarter-over-quarter for the last two consecutive quarters. The initiatives taken by our infrastructure management team have laid a solid foundation for growth.”

“While the oilfield portion of our service offerings have experienced significant challenges as of late given the current industry and macroeconomic environment, we continue to maintain our oilfield equipment and plan to be ready to ramp up our service lines once demand returns,” concluded Straehla.

Infrastructure Services

Mammoth's infrastructure services division contributed revenue of $30.6 million for the three months ended June 30, 2020, an increase of 19% from $25.7 million for the three months ended March 31, 2020 and a decrease of 27% from $41.8 million for the three months ended June 30, 2019.

As of June 30, 2020, Mammoth had approximately 120 crews operating in the continental United States.

Pressure Pumping Services

Mammoth's pressure pumping services division contributed revenue (inclusive of inter-segment revenue) of $16.6 million on 658 stages for the three months ended June 30, 2020, a decrease of 62% from $43.6 million on 1,482 stages for the three months ended March 31, 2020 and a decrease of 80% from $84.6 million on 1,717 stages for the three months ended June 30, 2019. On average, 1.9 of the Company's fleets were active for the three months ended June 30, 2020, compared to average utilization of 2.7 fleets during the three months ended March 31, 2020 and an average utilization of 2.7 fleets during the three months ended June 30, 2019.
Natural Sand Proppant Services

Mammoth's natural sand proppant services division contributed revenue (inclusive of inter-segment revenue) of $6.2 million for the three months ended June 30, 2020, a decrease of 39% from $10.2 million for the three months ended March 31, 2020 and a decrease of 85% from $40.4 million for the three months ended June 30, 2019. The Company sold approximately 82,000 tons of sand during the three months ended June 30, 2020, a decrease of 66% from approximately 239,000 tons sold during the three months ended March 31, 2020 and a decrease of 90% from approximately 813,000 tons sold during the three months ended June 30, 2019. The Company's average sales price for the sand sold during the three months ended June 30, 2020 was $15.18 per ton, an increase from the $13.67 per ton average sales price during the three months ended March 31, 2020 and a decrease from the $30.09 per ton average sales price during the three months ended June 30, 2019.

Drilling Services

Mammoth's drilling services division contributed revenue (inclusive of inter-segment revenue) of $1.3 million for the three months ended June 30, 2020, a decrease of 73% from $4.8 million for the three months ended March 31, 2020 and a decrease of 83% from $7.7 million for the three months ended June 30, 2019. The decline is primarily due to reduced utilization. As a result of market conditions, the Company has temporarily shut down its contract land drilling operations beginning in December 2019 and its rig hauling operations beginning in April 2020.

Other Services

Mammoth's other services, including coil tubing, pressure control, flowback, cementing, acidizing, equipment rentals, crude oil hauling, full service transportation, remote accommodations, oilfield equipment manufacturing and infrastructure engineering and design services, contributed revenue (inclusive of inter-segment revenue) of $6.5 million for the three months ended June 30, 2020, a decrease of 56% from $14.9 million for the three months ended March 31, 2020 and a decrease of 69% from $21.0 million for the three months ended June 30, 2019.

Selling, General and Administrative Expenses

Selling, general and administrative (“SG&A”) expenses were $13.7 million for the three months ended June 30, 2020, as compared to $10.8 million for the three months ended March 31, 2020 and $9.5 million for the three months ended June 30, 2019.

Following is a breakout of SG&A expense (in thousands):

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2020	2019	2020	2020	2019
Cash expenses:
Compensation and benefits	$3,720	$2,154	$3,969	$7,690	$11,384
Professional services	6,147	2,934	3,538	9,684	6,723
Other(a)	2,100	3,381	2,309	4,409	6,626
Total cash SG&A expense	11,967	8,469	9,816	21,783	24,733
Non-cash expenses:
Bad debt provision	1,624	262	55	1,679	266
Stock based compensation	135	724	900	1,035	1,792
Total non-cash SG&A expense	1,759	986	955	2,714	2,058
Total SG&A expense	$13,726	$9,455	$10,771	$24,497	$26,791
a. Includes travel-related costs, information technology expenses, rent, utilities and other general and administrative-related costs.

SG&A expenses, as a percentage of total revenue, were 23% for the three months ended June 30, 2020, as compared to 11% for the three months ended March 31, 2020 and 5% for the three months ended June 30, 2019.

Liquidity
As of June 30, 2020, Mammoth had cash on hand of $18.0 million and outstanding borrowings under its revolving credit facility of $89.3 million. As of June 30, 2020, the Company had $18.5 million of available borrowing capacity under its revolving credit facility. This available borrowing capacity reflects (i) a minimum excess availability covenant of 10% of the maximum revolving advance amount and (ii) $9.0 million of outstanding letters of credit. As of June 30, 2020, Mammoth had total liquidity of $36.5 million.

As of July 29, 2020, Mammoth had cash on hand of $16.3 million and outstanding borrowings under its revolving credit facility of $88.2 million. As of July 29, 2020, the Company had $19.5 million of available borrowing capacity under its revolving credit facility. This available borrowing capacity reflects (i) a minimum excess availability covenant of 10% of the maximum revolving advance amount and (ii) $9.0 million of outstanding letters of credit.

Capital Expenditures

The following table summarizes Mammoth's capital expenditures by operating division for the periods indicated (in thousands):

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2020	2019	2020	2020	2019
Infrastructure services(a)	$43	$2,177	$77	$120	$5,431
Pressure pumping services(b)	2,450	4,013	604	3,054	11,342
Natural sand proppant services(c)	354	990	521	875	1,975
Drilling services(d)	72	660	8	80	2,927
Other(e)	5	2,107	290	295	8,545
Total capital expenditures	$2,924	$9,947	$1,500	$4,424	$30,220
a.  Capital expenditures primarily for truck, tooling and other equipment for the periods presented.
b.  Capital expenditures primarily for pressure pumping and water transfer equipment for the periods presented.
c. Capital expenditures primarily for maintenance for the periods presented.
d. Capital expenditures primarily for upgrades to the Company's rig fleet for the periods presented.
e. Capital expenditures primarily for equipment for the Company's rental businesses for the periods presented.

Explanatory Note Regarding Financial Information

The financial information contained in this release should be read in conjunction with the financial information contained in Mammoth’s Annual Reports filed on Form 10-K with the Securities and Exchange Commission (“SEC”), Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings.

The Company's Chief Executive Officer and Chief Financial Officer comprise the Company's Chief Operating Decision Maker function (“CODM”). Segment information is prepared on the same basis that the CODM manages the segments, evaluates the segment financial statements and makes key operating and resource utilization decisions. Segment evaluation is determined on a quantitative basis based on a function of operating income (loss) as well as a qualitative basis, such as nature of the product and service offerings and types of customers.

Conference Call Information

Mammoth will host a conference call on Thursday, July 30, 2020 at 4:00 p.m. CDT (5:00 p.m. EDT) to discuss its second quarter 2020 financial and operational results. The telephone number to access the conference call is 844-265-1561 in the U.S. and the international dial in is 216-562-0385. The conference ID for the call is 6816807. The conference call will also be webcast live on www.mammothenergy.com in the “Investors” section.

About Mammoth Energy Services, Inc.

Mammoth is an integrated, growth-oriented energy service company serving companies engaged in the exploration and development of North American onshore unconventional oil and natural gas reserves and government-funded utilities, private utilities, public investor-owned utilities and co-operative utilities through its energy infrastructure services. Mammoth’s suite of services and products include: pressure pumping services, infrastructure services, natural sand and proppant services, drilling services and other energy services.

For additional information about Mammoth, please visit its website at www.mammothenergy.com, where Mammoth routinely posts announcements, updates, events, investor information and presentations and recent news releases.

Investor Contact:
Don Crist
Director of Investor Relations
dcrist@mammothenergy.com
405-608-6048

Media Contact:
Peter Mirijanian
peter@pmpadc.com
(202) 464-8803

Forward-Looking Statements and Cautionary Statements

This news release (and any oral statements made regarding the subjects of this release, including on the conference call announced herein) contains certain statements and information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts that address activities, events or developments that Mammoth expects, believes or anticipates will or may occur in the future are forward-looking statements. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “plan,” “estimate,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements, estimates and projections regarding the Company's business outlook and plans, future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, costs and other guidance regarding future developments. Forward-looking statements are not assurances of future performance. These forward-looking statements are based on management’s current expectations and beliefs, forecasts for the Company's existing operations, experience and perception of historical trends, current conditions, anticipated future developments and their effect on Mammoth, and other factors believed to be appropriate. Although management believes that the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Moreover, the Company's forward-looking statements are subject to significant risks and uncertainties, including those described in its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings it makes with the SEC, including those relating to the Company's acquisitions and contracts, many of which are beyond the Company's control, which may cause actual results to differ materially from historical experience and present expectations or projections which are implied or expressed by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the severity and duration of the COVID-19 pandemic, related global and national health concerns and economic repercussions and the resulting negative impact on demand for our services; the current significant surplus in the supply of oil and the ability of the OPEC+ countries to agree on and comply with supply limitations; the duration and magnitude of the unprecedented disruption in the oil and gas industry currently resulting from the impact of the foregoing factors, which is negatively impacting our business; operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the virus, including logistical challenges, protecting the health and well-being of our employees, remote work arrangements, performance of contracts and supply chain disruptions; the failure to receive or delays in receiving governmental authorizations, approvals and/or payments; the outcome of ongoing government investigations and other legal proceedings, including those relating to the contracts awarded to the Company's subsidiary Cobra Acquisitions LLC by the Puerto Rico Electric Power Authority; the Company's inability to replace the prior levels of work in its business segments, including its infrastructure and pressure pumping segments; risks relating to economic conditions; the loss of or interruption in operations of one or more key suppliers or customers; the effects of government regulation, permitting and other legal requirements; operating risks; the adequacy of capital resources and liquidity; weather; natural disasters; litigation; competition in the oil and natural gas and infrastructure industries; and costs and availability of resources.

Investors are cautioned not to place undue reliance on any forward-looking statement which speaks only as of the date on which such statement is made. We undertake no obligation to correct, revise or update any forward-looking statement after the date such statement is made, whether as a result of new information, future events or otherwise, except as required by applicable law.

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED BALANCE SHEETS

ASSETS	June 30,	December 31,
	2020	2019
CURRENT ASSETS	(in thousands)
Cash and cash equivalents	$18,025	$5,872
Accounts receivable, net	353,912	363,053
Receivables from related parties	27,316	7,523
Inventories	12,473	17,483
Prepaid expenses	6,236	12,354
Other current assets	740	695
Total current assets	418,702	406,980

Property, plant and equipment, net	293,150	352,772
Sand reserves	68,257	68,351
Operating lease right-of-use assets	33,210	43,446
Intangible assets, net - customer relationships	496	583
Intangible assets, net - trade names	4,786	5,205
Goodwill	12,608	67,581
Other non-current assets	7,261	7,467
Total assets	$838,470	$952,385
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$31,866	$39,220
Payables to related parties	14	526
Accrued expenses and other current liabilities	36,741	40,754
Current operating lease liability	13,387	16,432
Income taxes payable	29,729	33,465
Total current liabilities	111,737	130,397

Long-term debt	89,250	80,000
Deferred income tax liabilities	37,593	36,873
Long-term operating lease liability	19,802	27,102
Asset retirement obligation	4,640	4,241
Other liabilities	5,383	5,031
Total liabilities	268,405	283,644

COMMITMENTS AND CONTINGENCIES

EQUITY
Equity:
Common stock, $0.01 par value, 200,000,000 shares authorized, 45,762,200 and 45,108,545 issued and outstanding at June 30, 2020 and December 31, 2019	458	451
Additional paid in capital	536,333	535,094
Retained earnings	37,326	136,502
Accumulated other comprehensive loss	(4,052)	(3,306)
Total equity	570,065	668,741
Total liabilities and equity	$838,470	$952,385

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2020	2019	2020	2020	2019
	(in thousands, except per share amounts)
REVENUE
Services revenue	$44,878	$115,760	$68,845	$113,723	$308,861
Services revenue - related parties	8,650	36,837	18,013	26,663	80,910
Product revenue	4,706	18,362	8,650	13,356	30,671
Product revenue - related parties	1,875	10,861	1,875	3,750	23,516
Total revenue	60,109	181,820	97,383	157,492	443,958

COST AND EXPENSES
Services cost of revenue (exclusive of depreciation, depletion, amortization and accretion of $21,750, $25,597, $23,554, $45,305 and $51,280, respectively, for the three months ended June 30, 2020, June 30, 2019 and March 31, 2020 and six months ended June 30, 2020 and 2019)	42,255	132,688	70,697	112,952	290,794
Services cost of revenue - related parties (exclusive of depreciation, depletion, amortization and accretion of $0, $0, $0, $0 and $0, respectively, for the three months ended June 30, 2020, June 30, 2019 and March 31, 2020 and six months ended June 30, 2020 and 2019)	97	2,650	101	198	3,363
Product cost of revenue (exclusive of depreciation, depletion, amortization and accretion of $2,346, $4,525, $2,309, $4,654 and $7,395, respectively, for the three months ended June 30, 2020, June 30, 2019 and March 31, 2020 and six months ended June 30, 2020 and 2019)	6,401	32,677	11,108	17,509	62,928
Selling, general and administrative	13,528	8,796	10,556	24,084	25,698
Selling, general and administrative - related parties	198	659	215	413	1,093
Depreciation, depletion, amortization and accretion	24,116	30,145	25,882	49,998	58,721
Impairment of goodwill	—	—	54,973	54,973	—
Impairment of other long-lived assets	—	—	12,897	12,897	—
Total cost and expenses	86,595	207,615	186,429	273,024	442,597
Operating (loss) income	(26,486)	(25,795)	(89,046)	(115,532)	1,361

OTHER INCOME (EXPENSE)
Interest expense, net	(1,471)	(1,551)	(1,638)	(3,109)	(2,074)
Other, net	8,137	4,019	7,409	15,546	28,576
Other, net - related parties	1,133	—	—	1,133	—
Total other income	7,799	2,468	5,771	13,570	26,502
(Loss) income before income taxes	(18,687)	(23,327)	(83,275)	(101,962)	27,863
(Benefit) provision for income taxes	(3,482)	(12,438)	696	(2,786)	10,419
Net (loss) income	$(15,205)	$(10,889)	$(83,971)	$(99,176)	$17,444

OTHER COMPREHENSIVE (LOSS) INCOME
Foreign currency translation adjustment, net of tax of ($150), $92, $361, $211 and $182, respectively, for the three months ended June 30, 2020, June 30, 2019 and March 31, 2020 and six months ended June 30, 2020 and 2019	668	350	(1,414)	(746)	706
Comprehensive (loss) income	$(14,537)	$(10,539)	$(85,385)	$(99,922)	$18,150

Net (loss) income per share (basic)	$(0.33)	$(0.24)	$(1.85)	$(2.18)	$0.39
Net (loss) income per share (diluted)	$(0.33)	$(0.24)	$(1.85)	$(2.18)	$0.39
Weighted average number of shares outstanding (basic)	45,727	45,003	45,314	45,521	44,966
Weighted average number of shares outstanding (diluted)	45,727	45,003	45,314	45,521	45,060
Dividends declared per share	$—	$0.125	$—	$—	$0.25

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30,
	2020	2019
	(in thousands)
Cash flows from operating activities:
Net (loss) income	$(99,176)	$17,444
Adjustments to reconcile net (loss) income to cash provided by (used in) operating activities:
Stock based compensation	1,246	2,233
Depreciation, depletion, accretion and amortization	49,998	58,721
Amortization of coil tubing strings	359	1,003
Amortization of debt origination costs	577	163
Bad debt expense	1,679	266
(Gain) loss on disposal of property and equipment	(1,451)	176
Impairment of goodwill	54,973	—
Impairment of other long-lived assets	12,897	—
Deferred income taxes	931	(22,911)
Other	623	(199)
Changes in assets and liabilities:
Accounts receivable, net	7,782	(48,530)
Receivables from related parties	(19,793)	(26,236)
Inventories	4,651	(1,815)
Prepaid expenses and other assets	6,079	1,115
Accounts payable	(7,514)	7,366
Payables to related parties	(512)	650
Accrued expenses and other liabilities	(2,818)	(17,129)
Income taxes payable	(3,697)	(74,172)
Net cash provided by (used in) operating activities	6,834	(101,855)

Cash flows from investing activities:
Purchases of property and equipment	(4,348)	(30,085)
Purchases of property and equipment from related parties	(76)	(135)
Contributions to equity investee	—	(680)
Proceeds from disposal of property and equipment	2,544	2,465
Net cash used in investing activities	(1,880)	(28,435)

Cash flows from financing activities:
Borrowings from lines of credit	22,800	108,000
Repayments of lines of credit	(13,550)	(25,964)
Dividends paid	—	(11,219)
Principal payments on financing leases and equipment financing notes	(914)	(992)
Debt issuance costs	(1,000)	—
Net cash provided by financing activities	7,336	69,825
Effect of foreign exchange rate on cash	(137)	85
Net change in cash and cash equivalents	12,153	(60,380)
Cash and cash equivalents at beginning of period	5,872	67,625
Cash and cash equivalents at end of period	$18,025	$7,245

Supplemental disclosure of cash flow information:
Cash paid for interest	$2,683	$1,830
Cash (received) paid for income taxes	$(6)	$116,442
Supplemental disclosure of non-cash transactions:
Purchases of property and equipment included in accounts payable	$2,780	$2,339

MAMMOTH ENERGY SERVICES, INC.
SEGMENT INCOME STATEMENTS
(in thousands)

Three months ended June 30, 2020	Infrastructure	Pressure Pumping	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$30,579	$16,125	$6,237	$1,250	$5,918	$—	$60,109
Intersegment revenues	—	446	—	25	580	(1,051)	—
Total revenue	30,579	16,571	6,237	1,275	6,498	(1,051)	60,109
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	25,368	8,744	6,025	2,027	6,589	—	48,753
Intersegment cost of revenues	27	333	28	21	642	(1,051)	—
Total cost of revenue	25,395	9,077	6,053	2,048	7,231	(1,051)	48,753
Selling, general and administrative	8,037	1,477	1,357	1,331	1,524	—	13,726
Depreciation, depletion, amortization and accretion	7,816	7,685	2,348	2,700	3,567	—	24,116
Operating loss	(10,669)	(1,668)	(3,521)	(4,804)	(5,824)	—	(26,486)
Interest expense, net	720	346	53	143	209	—	1,471
Other (income) expense, net	(7,809)	(1,179)	(2)	(298)	18	—	(9,270)
Loss before income taxes	$(3,580)	$(835)	$(3,572)	$(4,649)	$(6,051)	$—	$(18,687)

Three months ended June 30, 2019	Infrastructure	Pressure Pumping	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$41,821	$82,973	$29,223	$7,450	$20,353	$—	$181,820
Intersegment revenues	—	1,668	11,170	207	687	(13,732)	—
Total revenue	41,821	84,641	40,393	7,657	21,040	(13,732)	181,820
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	44,864	59,835	32,676	9,175	21,465	—	168,015
Intersegment cost of revenues	—	11,797	1,141	229	643	(13,810)	—
Total cost of revenue	44,864	71,632	33,817	9,404	22,108	(13,810)	168,015
Selling, general and administrative	3,035	2,664	1,380	844	1,532	—	9,455
Depreciation, depletion, amortization and accretion	7,818	10,174	4,528	3,193	4,432	—	30,145
Operating (loss) income	(13,896)	171	668	(5,784)	(7,032)	78	(25,795)
Interest expense, net	386	452	72	332	309	—	1,551
Other (income) expense, net	(4,045)	9	(32)	—	49	—	(4,019)
(Loss) income before income taxes	$(10,237)	$(290)	$628	$(6,116)	$(7,390)	$78	$(23,327)

Three months ended March 31, 2020	Infrastructure	Pressure Pumping	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$25,705	$42,686	$10,154	$4,723	$14,115	$—	$97,383
Intersegment revenues	—	936	95	55	775	(1,861)	—
Total revenue	25,705	43,622	10,249	4,778	14,890	(1,861)	97,383
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	26,946	26,208	10,657	5,635	12,460	—	81,906
Intersegment cost of revenues	8	627	302	130	794	(1,861)	—
Total cost of revenue	26,954	26,835	10,959	5,765	13,254	(1,861)	81,906
Selling, general and administrative	4,297	2,222	1,251	1,063	1,938	—	10,771
Depreciation, depletion, amortization and accretion	7,934	8,492	2,312	2,877	4,267	—	25,882
Impairment of goodwill	—	53,406	—	—	1,567		54,973
Impairment of other long-lived assets	—	4,203	—	326	8,368	—	12,897
Operating loss	(13,480)	(51,536)	(4,273)	(5,253)	(14,504)	—	(89,046)
Interest expense, net	757	293	61	268	259	—	1,638
Other (income) expense, net	(7,276)	(109)	(37)	27	(14)	—	(7,409)
Loss before income taxes	$(6,961)	$(51,720)	$(4,297)	$(5,548)	$(14,749)	$—	$(83,275)

MAMMOTH ENERGY SERVICES, INC.
SEGMENT INCOME STATEMENTS
(in thousands)

Six months ended June 30, 2020	Infrastructure	Pressure Pumping	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$56,285	$58,810	$16,391	$5,973	$20,033	$—	$157,492
Intersegment revenues	—	1,382	95	81	1,354	(2,912)	—
Total revenue	56,285	60,192	16,486	6,054	21,387	(2,912)	157,492
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	52,314	34,952	16,682	7,662	19,049	—	130,659
Intersegment cost of revenues	35	961	329	152	1,435	(2,912)	—
Total cost of revenue	52,349	35,913	17,011	7,814	20,484	(2,912)	130,659
Selling, general and administrative	12,334	3,699	2,608	2,395	3,461	—	24,497
Depreciation, depletion, amortization and accretion	15,750	16,177	4,661	5,577	7,833	—	49,998
Impairment of goodwill	—	53,406	—	—	1,567	—	54,973
Impairment of other long-lived assets	—	4,203	—	326	8,368	—	12,897
Operating loss	(24,148)	(53,206)	(7,794)	(10,058)	(20,326)	—	(115,532)
Interest expense, net	1,477	639	113	412	468	—	3,109
Other (income) expense, net	(15,086)	(1,288)	(39)	(271)	5	—	(16,679)
Loss before income taxes	$(10,539)	$(52,557)	$(7,868)	$(10,199)	$(20,799)	$—	$(101,962)

Six months ended June 30, 2019	Infrastructure	Pressure Pumping	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$150,542	$173,568	$54,187	$21,026	$44,635	$—	$443,958
Intersegment revenues	—	3,212	24,067	426	1,453	(29,158)	—
Total revenue	150,542	176,780	78,254	21,452	46,088	(29,158)	443,958
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	103,828	124,047	62,928	21,826	44,456	—	357,085
Intersegment cost of revenues	—	25,334	2,188	501	1,195	(29,218)	—
Total cost of revenue	103,828	149,381	65,116	22,327	45,651	(29,218)	357,085
Selling, general and administrative	12,553	5,876	2,899	2,208	3,255	—	26,791
Depreciation, depletion, amortization and accretion	15,537	20,068	7,401	6,770	8,945	—	58,721
Operating income (loss)	18,624	1,455	2,838	(9,853)	(11,763)	60	1,361
Interest expense, net	425	649	102	460	438	—	2,074
Other (income) expense, net	(28,869)	8	(32)	(22)	339	—	(28,576)
Income (loss) before income taxes	$47,068	$798	$2,768	$(10,291)	$(12,540)	$60	$27,863

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of the Company's financial statements, such as industry analysts, investors, lenders and rating agencies. Mammoth defines Adjusted EBITDA as net (loss) income before depreciation, depletion, amortization and accretion expense, impairment of goodwill, impairment of other long-lived assets, acquisition related costs, stock based compensation, interest expense, net, other (income) expense, net (which is comprised of the (gain) or loss on disposal of long-lived assets) and provision (benefit) for income taxes, further adjusted to add back interest on trade accounts receivable. The Company excludes the items listed above from net (loss) income in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within the energy service industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net (loss) income or cash flows from operating activities as determined in accordance with GAAP or as an indicator of Mammoth's operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets. Mammoth's computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. The Company believes that Adjusted EBITDA is a widely followed measure of operating performance and may also be used by investors to measure its ability to meet debt service requirements.

The following tables provide a reconciliation of Adjusted EBITDA to the GAAP financial measure of net (loss) income on a consolidated basis and for each of the Company's segments (in thousands):

Consolidated

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
Reconciliation of Adjusted EBITDA to net (loss) income:	2020	2019	2020	2020	2019
Net (loss) income	$(15,205)	$(10,889)	$(83,971)	$(99,176)	$17,444
Depreciation, depletion, amortization and accretion expense	24,116	30,145	25,882	49,998	58,721
Impairment of goodwill	—	—	54,973	54,973	—
Impairment of other long-lived assets	—	—	12,897	12,897	—
Acquisition related costs	—	45	—	—	45
Stock based compensation	196	944	1,049	1,246	2,233
Interest expense, net	1,471	1,551	1,638	3,109	2,074
Other income, net	(9,270)	(4,019)	(7,409)	(16,679)	(28,576)
(Benefit) provision for income taxes	(3,482)	(12,438)	696	(2,786)	10,419
Interest on trade accounts receivable	9,071	3,234	7,696	16,767	28,969
Adjusted EBITDA	$6,897	$8,573	$13,451	$20,349	$91,329

Infrastructure Services

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
Reconciliation of Adjusted EBITDA to net (loss) income:	2020	2019	2020	2020	2019
Net (loss) income	$(4,529)	$6,210	$(9,452)	$(13,980)	$41,875
Depreciation and amortization expense	7,816	7,818	7,934	15,750	15,537
Acquisition related costs	—	12	—	—	12
Stock based compensation	45	9	251	297	471
Interest expense	720	386	757	1,477	425
Other income, net	(7,809)	(4,045)	(7,276)	(15,086)	(28,869)
Provision for income taxes	949	(16,447)	2,491	3,440	5,193
Interest on trade accounts receivable	7,929	3,234	7,696	15,625	28,969
Adjusted EBITDA	$5,121	$(2,823)	$2,401	$7,523	$63,613

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Pressure Pumping Services

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
Reconciliation of Adjusted EBITDA to net (loss) income:	2020	2019	2020	2020	2019
Net (loss) income	$(835)	$(290)	$(51,720)	$(52,556)	$798
Depreciation and amortization expense	7,685	10,174	8,492	16,177	20,068
Impairment of goodwill	—	—	53,406	53,406	—
Impairment of other long-lived assets	—	—	4,203	4,203	—
Acquisition related costs	—	18	—	—	18
Stock based compensation	53	489	335	388	899
Interest expense	346	452	293	639	649
Other (income) expense, net	(1,179)	9	(109)	(1,288)	8
Interest on trade accounts receivable	1,133	—	—	1,133	—
Adjusted EBITDA	$7,203	$10,852	$14,900	$22,102	$22,440

Natural Sand Proppant Services

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
Reconciliation of Adjusted EBITDA to net (loss) income:	2020	2019	2020	2020	2019
Net (loss) income	$(3,572)	$628	$(4,297)	$(7,868)	$2,768
Depreciation, depletion, amortization and accretion expense	2,348	4,528	2,312	4,661	7,401
Acquisition related costs	—	8	—	—	8
Stock based compensation	45	236	225	271	439
Interest expense	53	72	61	113	102
Other income, net	(2)	(32)	(37)	(39)	(32)
Adjusted EBITDA	$(1,128)	$5,440	$(1,736)	$(2,862)	$10,686

Drilling Services

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
Reconciliation of Adjusted EBITDA to net (loss) income:	2020	2019	2020	2020	2019
Net loss	$(4,649)	$(6,116)	$(5,548)	$(10,199)	$(10,291)
Depreciation expense	2,700	3,193	2,877	5,577	6,770
Impairment of other long-lived assets	—	—	326	326	—
Acquisition related costs	—	2	—	—	2
Stock based compensation	34	88	94	128	189
Interest expense	143	332	268	412	460
Other (income) expense, net	(298)	—	27	(271)	(22)
Adjusted EBITDA	$(2,070)	$(2,501)	$(1,956)	$(4,027)	$(2,892)

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Other Services(a)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
Reconciliation of Adjusted EBITDA to net loss:	2020	2019	2020	2020	2019
Net loss	$(1,620)	$(11,399)	$(12,954)	$(14,573)	$(17,766)
Depreciation, amortization and accretion expense	3,567	4,432	4,267	7,833	8,945
Impairment of goodwill	—	—	1,567	1,567	—
Impairment of other long-lived assets	—	—	8,368	8,368	—
Acquisition related costs	—	5	—	—	5
Stock based compensation	19	122	144	162	235
Interest expense, net	209	309	259	468	438
Other expense (income), net	18	49	(14)	5	339
(Benefit) provision for income taxes	(4,431)	4,009	(1,795)	(6,226)	5,226
Interest on trade accounts receivable	9	—	—	9	—
Adjusted EBITDA	$(2,229)	$(2,473)	$(158)	$(2,387)	$(2,578)
a. Includes results for Mammoth's coil tubing, pressure control, flowback, cementing, acidizing, equipment rentals, crude oil hauling, full service transportation and remote accommodations, oilfield equipment manufacturing and infrastructure engineering and design services and corporate related activities. The Company's corporate related activities do not generate revenue.

Adjusted Net (Loss) Income and Adjusted (Loss) Earnings per Share

Adjusted net (loss) income and adjusted basic and diluted (loss) earnings per share are supplemental non-GAAP financial measures that are used by management to evaluate the Company's operating and financial performance. Management believes these measures provide meaningful information about the Company's performance by excluding certain non-cash charges, such as impairment of goodwill and impairment of other long-lived assets, that may not be indicative of the Company's ongoing operating results. Adjusted net (loss) income and adjusted (loss) earnings per share should not be considered in isolation or as a substitute for net (loss) income and (loss) earnings per share prepared in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. The following tables provide a reconciliation of adjusted net (loss) income and adjusted (loss) earnings per share to the GAAP financial measures of net (loss) income and (loss) earnings per share for the periods specified.

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2020	2019	2020	2020	2019
	(in thousands, except per share amounts)
Net (loss) income, as reported	$(15,205)	$(10,889)	$(83,971)	$(99,176)	$17,444
Impairment of goodwill	—	—	54,973	54,973	—
Impairment of other long-lived assets	—	—	12,897	12,897	—
Adjusted net (loss) income	$(15,205)	$(10,889)	$(16,101)	$(31,306)	$17,444

Basic (loss) earnings per share, as reported	$(0.33)	$(0.24)	$(1.85)	$(2.18)	$0.39
Impairment of goodwill	—	—	1.21	1.21	—
Impairment of other long-lived assets	—	—	0.28	0.28	—
Adjusted basic (loss) earnings per share	$(0.33)	$(0.24)	$(0.36)	$(0.69)	$0.39

Diluted (loss) earnings per share, as reported	$(0.33)	$(0.24)	$(1.85)	$(2.18)	$0.39
Impairment of goodwill	—	—	1.21	1.21	—
Impairment of other long-lived assets	—	—	0.28	0.28	—
Adjusted diluted (loss) earnings per share	$(0.33)	$(0.24)	$(0.36)	$(0.69)	$0.39